Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-171260, 333-202598, and 333-256217 on Form S-8 and No. 333-285204 on Form S-3 of our reports dated February 23, 2026, relating to the financial statements of Novanta Inc. and the effectiveness of Novanta Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 23, 2026